Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of some of the general terms and provisions of our common stock and our ability to issue preferred stock, including certain provisions of our second amended and restated certificate of incorporation (the “Charter”), our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Charter and the Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us” and “our” refer to Amneal Pharmaceuticals, Inc. and not to any of our subsidiaries.

Authorized Capital Stock

The Charter authorizes us to issue 1,202,000,000 shares of stock, consisting of (i) 1,200,000,000 shares of common stock, $0.01 par value per share, of which 900,000,000 are designated as Class A common stock and 300,000,000 are designated as Class B common stock, and (ii) 2,000,000 shares of blank check preferred stock, $0.01 par value per share.

Common Stock

Voting Rights

Holders of Class A common stock and Class B common stock are entitled to one vote for each share of common stock held. Holders of Class A common stock and Class B common stock vote together as a single class on each matter submitted to a stockholder vote. Holders of Class A common stock and Class B common stock are not entitled to vote on any Charter amendment that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such terms pursuant to the Charter or the DGCL. Holders of our Class A common stock do not have cumulative voting rights.

The Bylaws provide that the directors will be elected by the affirmative vote of the majority of the votes cast with respect to such director’s election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present; provided that each director will be elected by a plurality of the votes cast (instead of by votes cast for or against a nominee) at any meeting at which a quorum is present for which the Company’s board of directors (the “Board of Directors”) determines that the number of nominees exceeds the number of directors to be elected at such election and such determination has not been rescinded on or prior to the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders. The Board of Directors is not classified.

The Bylaws provide that, in all matters other than the election of directors, the affirmative vote of the majority in voting power of shares of stock will be the act of the stockholders unless a different or minimum vote is required by the Charter, the Bylaws or the rules and regulations of any stock exchange applicable to the Company or its securities, in which case such different or minimum vote will be the applicable vote on the matter.

Dividend Rights

The holders of Class A common stock are entitled to receive dividends, if any, payable in cash, property, or securities of the Company, as may be declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to any preferential or other rights of the holders of any outstanding shares of preferred stock. The holders of Class B common stock are not entitled to receive any dividends.

Liquidation Rights

On the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Class A common stock are entitled to share equally, on a pari passu basis, in accordance with the number of shares of Class A common stock held by each such holder, in all assets of the Company available for distribution among the stockholders after payment to all creditors and subject to any preferential or other rights of the holders of any outstanding shares of preferred stock.

Participation Rights

Under the Charter, the holders of Class A common stock and Class B common stock have no participation rights. However, the Third Amended and Restated Stockholders Agreement, dated November 7, 2023 (the “Stockholders Agreement”) provides that if the Company proposes to issue any securities, other than in certain issuances, the Amneal Group will have the right to purchase its pro rata share of such securities, based on the number of shares of Class A common stock owned thereby before such issuance.

Charter and Bylaw Amendments

The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote is required to amend the Charter. The Bylaws provide that, without the approval of the Board of Directors, stockholders may only amend, alter or repeal the Bylaws by an affirmative vote of the holders of a majority in voting power of the issued and outstanding shares entitled to vote; provided, however, any amendment to or repeal of the Bylaws sections regarding annual meetings, special meetings, voting, notice of stockholder proposals, number of directors, term of directors, qualifications of directors, notice of nominations for directors, removal of directors, vacancies and newly created directorships, dividends, and legal relationship between the Bylaws and the Charter requires an affirmative vote of the holders of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote at a duly called and convened annual or special meeting of stockholders. Further, the Bylaws and the Charter also provide that, subject to the Stockholders Agreement, the Board of Directors may, in its discretion, make, alter, amend or repeal the Bylaws by the affirmative vote of not less than a majority of the Board or by unanimous written consent, except as such power may be restricted or limited by the DGCL.

Blank Check Preferred Stock

Under the Charter, the Board of Directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by the Company’s stockholders. If we offer any series of preferred stock pursuant to this prospectus, such terms and any other material terms of the series will be described in a prospectus supplement.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Exclusive Forum

The Charter requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors or officers to the Company or its stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter, or the Bylaws or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware.

Other Anti-Takeover Effects of Provisions of the Charter, the Bylaws, and the DGCL

The Charter, the Bylaws and the DGCL contain provisions that, in addition to being applicable in other contexts, could delay or discourage some transactions involving an actual or potential change in control of the Company or its management. For example, under Section 203 of the DGCL a stockholder holding 15% or more of our outstanding voting stock could not acquire us without consent of our Board of Directors for at least three years after the date the stockholder first held 15% or more of the voting stock. Our governing corporate documents also, among other things, do not allow stockholders to call special meetings and require stockholders who wish to bring business before an annual meeting or nominate directors to comply certain advanced notice and duration of ownership requirements. The Bylaws also require a supermajority vote to amend certain provisions thereof. In addition, our Board of Directors could, without stockholder approval, implement other anti-takeover defenses, such as a stockholder rights plan.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for the Class A common stock.

Listing of Class A common stock

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “AMRX.”